UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 05, 2023

ACCO BRANDS Corp

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-08454	36-2704017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Corporate Drive
Lake Zurich, Illinois		60047
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 541-9500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 5, 2023, the Board of Directors of ACCO Brands Corporation (the “Company”), upon the recommendation of the Company’s Nominating, Governance and Sustainability Committee, elected Elizabeth A. Simermeyer as a director of the Company effective immediately. Ms. Simermeyer is expected to serve until the 2024 Annual Meeting of Stockholders, where she is expected to be included as one of the director nominees for election at the 2024 Annual Meeting, or until her successor is duly elected and qualified. Ms. Simermeyer will serve as a member of the Board of Director’s Finance and Planning Committee and Nominating, Governance and Sustainability Committee, effective December 5, 2023.

Ms. Simermeyer served as Executive Vice President, Global Group President, Healthcare & Life Sciences at Ecolab (NYSE: ECL), a global sustainability leader offering water, hygiene and infection prevention solutions, from 2019 to 2022. In addition to leading the Healthcare business, she also launched and led the global Life Sciences business. She joined Ecolab in 2014 as Executive Vice President and Chief Marketing Officer, earning progressive responsibilities. Ms. Simermeyer has held numerous senior brand and general management roles in her career. Prior to joining Ecolab, Ms. Simermeyer had a 19-year career at S.C. Johnson, where her responsibilities expanded to be the Senior Vice President North America. She started her career at The Procter & Gamble company (NYSE: PG). Since 2019, Ms. Simermeyer has served as an independent director at the Securian Financial Group, where she is an active member of the audit and nominating/governance committees.

There are no arrangements or understandings between Ms. Simermeyer and any other person pursuant to which she was selected as a director of the Company. Ms. Simermeyer does not have any material interest in any related party transaction required to be reported under Item 404(a) of Regulation S-K. The Board of Directors has determined that Ms. Simermeyer is independent under the requirements of the New York Stock Exchange and the Company’s Corporate Governance Principles. Ms. Simermeyer will receive the same compensation as is paid to other non-employee directors of the Company. As of her appointment to the Board of Directors, Ms. Simermeyer did not beneficially own any common stock of the Company.

Section 9 - Financial Statements and Exhibits.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCO Brands Corporation

Date:	December 7, 2023	By:	/s/ Pamela R. Schneider
Pamela R. Schneider, Senior Vice President, General Counsel and Corporate Secretary